PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.

First Trust Advisors L.P. Announces Portfolio Manager Update Call for First Trust/Aberdeen Global Opportunity Income Fund and First Trust/Aberdeen Emerging Opportunity Fund

WHEATON, IL -- (BUSINESS WIRE) -- January 5, 2010 -- First Trust Advisors L.P. ("FTA") announced today that First Trust/Aberdeen Global Opportunity Income Fund (NYSE: FAM) and First Trust/Aberdeen Emerging Opportunity Fund (NYSE: FEO) intend to host a conference call with Aberdeen Asset Management Inc. ("Aberdeen"), each Fund's investment sub-advisor, on Friday, January 8, 2010, at 10:00 A.M. Eastern Time. The purpose of the call is to hear the Funds' portfolio management team provide an update for each Fund.

-- Dial-in Numbers: (800) 309-9067; Passcode # 49658260. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (800) 642-1687; Passcode # 49658260. The replay will be available from 11:15 P.M. Eastern Time on Friday, January 8, 2010 until 11:59 P.M. Eastern Time on Monday, February 8, 2010.

FTA has served as each Fund's investment advisor since each Fund's inception. FTA, along with its affiliate First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management, financial advisory services, and municipal and corporate investment banking, with collective assets under management or supervision of over $25 billion as of November 30, 2009 through closed-end funds, unit investment trusts, mutual funds, separate managed accounts and exchanged-traded funds.

Each Fund's daily closing New York Stock Exchange price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.

CONTACT:  JEFF MARGOLIN - (630) 915-6784

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Source:  First Trust Advisors L.P.